UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 18, 2016
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OCLARO, INC.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	000-30684 (Commission file number)	20-1303994 (I.R.S. Employer Identification Number)
225 Charcot Avenue, San Jose, California 95131 (Address of principal executive offices, zip code)
(408) 383-1400 (Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

On November 18, 2016, the Company held its 2016 annual meeting of stockholders. As of the record date of September 29, 2016, there were 165,897,399 shares of common stock outstanding and entitled to vote at the meeting. A total of 139,824,459 shares were present in person or by proxy at the annual meeting of stockholders.

At the annual meeting, the Company’s stockholders elected Kendall Cowan and Joel A. Smith III as Class III Directors, to serve three-year terms and until their successors are duly elected and qualified or until their earlier resignation or removal. The proposal received the following votes:

Kendall Cowan

For	Withheld	Broker Non-Vote
99,553,215	1,665,312	38,605,932

Joel A. Smith III

For	Withheld	Broker Non-Vote
100,182,518	1,036,009	38,605,932

At the annual meeting, the Company’s stockholders approved an amendment to the Fifth Amended and Restated 2001 Long-Term Stock Incentive Plan. The proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
79,689,766	21,310,609	218,152	38,605,932

At the annual meeting, the Company’s stockholders approved, on an advisory basis, the compensation of its named executive officers. The proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
99,229,682	1,669,019	319,826	38,605,932

At the annual meeting, the Company’s stockholders ratified the selection of Grant Thornton LLP as its independent registered public accounting firm for the current fiscal year. The proposal received the following votes:

For	Against	Abstain
138,549,031	936,092	339,336

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.
Date: November 18, 2016	By:	/s/ DAVID L. TEICHMANN
David L. Teichmann
Executive Vice President, General Counsel and Corporate Secretary